EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE


                         VALLEY FORGE SCIENTIFIC REPORTS
           THIRD QUARTER/NINE MONTHS FISCAL 2005 REVENUES AND EARNINGS

         King of Prussia, Pa., August 11, 2005 -- Valley Forge Scientific Corp. (NASDAQ: VLFG; BSE: VLF), a leading developer of bipolar electrosurgical systems, today announced revenues and earnings for the third quarter and first nine months of fiscal 2005 ended June 30, 2005.

         Sales for the third quarter of fiscal 2005 of $1,697,982 were 33 percent greater than sales of $1,274,389 for the third quarter of fiscal 2004. Primarily as a result of one-time merger-related expenses of $436,729, Valley Forge had an operating loss of $121,799 for the third quarter of fiscal 2005 as compared to operating income of $109,721 for the third quarter of fiscal 2004. Net income for the third quarter of fiscal 2005 was $182, or $0.00 per basic and diluted share, as compared to net income of $65,006, or $0.01 per basic and diluted share, for the third quarter of fiscal 2004.

         Sales for the first nine months of fiscal 2005 of $4,926,387 were 37 percent greater than sales of $3,606,629 for the first nine months of fiscal 2004. The one-time merger-related expenses also negatively impacted operating income for the first nine months of 2005, which was $254,354 as compared to $245,191 for the first nine months of fiscal 2004. Net income for the first nine months of fiscal 2005 was $139,066, or $0.02 per basic and diluted share, as compared to $145,564, or $0.02 per basic and diluted share, for the first nine months of fiscal 2004.

         "Valley Forge's sales were strong for the third quarter and first nine months of fiscal 2005. As described in further detail in this press release, Valley Forge's operating income would have been $314,930 for third quarter, and $773,319 for the first nine months of fiscal 2005 without the effect of certain one-time expenses incurred for professional fees in connection with the merger agreement with Synergetics, Inc." said Jerry L. Malis, President and CEO.

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

         "In late June and early July, we relocated both our corporate offices and our manufacturing, assembly and R&D facility to a single state-of the-art facility, and in June, we sold our Philadelphia, Pennsylvania manufacturing facility. The relocation to a single facility provides Valley Forge greater capacity and creates greater efficiencies. It also puts us in a solid position for our merger with Synergetics, Inc., which we anticipate closing in the later part of September."

         Sales
         -----

         The increase in sales reflects sales to Stryker Corporation, pursuant to an exclusive supply and distribution agreement, of the lesion generator model Valley Forge developed for the percutaneous treatment of pain, and increased sales to Codman & Shurtleff, Inc., pursuant to a distribution agreement.

         For the quarter, sales to Stryker Corporation accounted for $177,730, or 10 percent of sales, and for the first nine months of fiscal 2005, sales to Stryker were $965,779, or 20 percent of sales. After only eight months into the first year of the supply and distribution agreement, Stryker has already exceeded the first year $900,000 minimum purchase level set forth in that agreement.

         For the quarter, sales to Codman & Shurtleff, Inc. accounted for $1,438,304, or 85 percent of sales, as compared to $1,040,347, or 82 percent of sales, for the third quarter of fiscal 2004. For the first nine months of fiscal 2005, sales to Codman were $3,628,436, or 74 percent of sales, as compared to $3,044,868, or 84 percent of sales, for the first nine months of fiscal 2004. On July 15, 2005, the distribution agreement with Codman became a nonexclusive arrangement.

         For the quarter, sales of dental products decreased to $79,708, or 5 percent of sales, from $107,948, or 8 percent of sales, in the third quarter of fiscal 2004. For the first nine months of fiscal 2005, sales of dental products were $298,879, or 6 percent of sales, compared to $398,563, or 11 percent of

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

sales, for the first nine months of fiscal 2004. Product modifications and other strategies for dental products are currently being considered.

Gross Margin
------------

         Gross margin for the third quarter of fiscal 2005 was 57 percent and 55 percent for the first nine months of fiscal 2005, as compared to 51 percent for the third quarter of fiscal 2004 and 53 percent for the first nine months of fiscal 2004.

Selling, General and Administrative Expenses
--------------------------------------------

         Selling, general and administrative expenses increased by $108,524, or 26%, to $526,223 for the quarter, as compared to $417,699 for the third quarter of fiscal 2004. For the first nine months of fiscal 2005, selling, general and administrative expenses increased by $160,421, or 12 percent, to $1,446,665, as compared to $1,286,244 for the first nine months of fiscal 2004. For the third quarter, rent expense increased as a result of Valley Forge entering into a lease for a new office, assembly, engineering and manufacturing facility in King of Prussia, Pennsylvania effective May 1, 2005. The increase in selling general and administrative expenses also reflects one-time expenses incurred in connection with Valley Forge relocating to this facility in late June and early July 2005.

Merger-Related Professional Fees
--------------------------------

         Valley Forge incurred professional fees in connection with the merger agreement with Synergetics, Inc., which was entered into on May 2, 2005, of approximately $437,000, for the third quarter, and approximately $519,000, for the first nine months of fiscal 2005. It is expected that these fees will continue in the fourth quarter of fiscal 2005 as additional professional fees and printing costs are incurred in connection with the merger.

Research and Development
------------------------

         Research and development expenses were $108,307 for the third quarter as compared to $114,754 for the third quarter of fiscal 2004. For the first nine months of fiscal 2005, research and development expenses were $454,752, as compared to $355,662 for the first nine months of fiscal 2004.

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

Sale of Manufacturing Facility
------------------------------

         In the third quarter Valley Forge's wholly-owned subsidiary, Diversified Electronics Company, Inc., sold the Philadelphia, Pennsylvania manufacturing and assembly facility for net sales proceeds of $185,788, which resulted in a $111,674 gain on the sale.

Settlement of Lawsuit
---------------------

         In the second quarter of fiscal 2005, Valley Forge recorded an expense of $150,000 in connection with the settlement of a previously disclosed lawsuit in which Valley Forge was one of the defendants. In April 2005, without admitting liability in this disputed claim, and as a precondition to Valley Forge's merger agreement with Synergetics, a settlement agreement and release was entered into in which Valley Forge paid $150,000 towards the plaintiffs' expenses in the lawsuit.

Merger Agreement with Synergetics, Inc.
---------------------------------------

         As previously announced, on May 2, 2005, Valley Forge entered into a merger agreement with Synergetics, Inc., a privately-held corporation, that is involved in the development, manufacture and sales of durable and disposable instruments for use in retina surgery, neurosurgery and other microsurgery markets. Pursuant to the terms of the merger agreement, Synergetics' shareholders will receive, in the aggregate, approximately 16 million fully paid and nonassessable shares of Valley Forge's common stock, no par value, which will represent approximately 66 percent of Valley Forge's then outstanding common stock on a fully diluted basis. Completion of the merger is subject to several conditions, including approval by shareholders of each company, effectiveness of a Form S-4 registration statement and other customary closing conditions.

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

Recent Litigation
-----------------

         In connection with several lawsuits instituted by Synergetics, the Company's merger partner, against certain past employees and consultants of Synergetics and their companies, Valley Forge has been informed that one of the defendants in those suits has filed a counter-suit alleging that Synergetics and certain of its officers engaged in certain unfair commercial practices. As reported in more detail in Valley Forge's latest amendment to its Registration Statement on Form S-4, both Synergetics and Mr. Scheller, President of Synergetics, believe they have substantial meritorious defenses to the allegations and have reported that they intend to defend these claims vigorously. As further reported in Valley Forge's Registration Statement, Synergetics believes that should any of these claims result in a judgment against it, any such judgment would not have a material adverse impact on its financial position. Valley Forge believes that this pending litigation will have no effect on the completion of the merger with Synergetics.

         Valley Forge is a medical device company that develops, manufactures and sells medical devices for use in surgery and other healthcare applications. Its core business involves the sale of bipolar electrosurgical generators and other generators, based on its DualWaveTM technology, and complementary instrumentation and disposable products. Their current line of products is used in neurosurgery, spine surgery, pain control and in dental applications.

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

                          VALLEY FORGE SCIENTIFIC CORP.
                              Financial Highlights

                                                      For the Three                For the Nine
                                                       Months Ended                Months Ended
                                                       (Unaudited)                 (Unaudited)
                                               --------------------------   --------------------------
                                                 6/30/05        6/30/04       6/30/05        6/30/04
                                               -----------    -----------   -----------    -----------
Net sales                                      $ 1,697,982    $ 1,274,389   $ 4,926,387    $ 3,606,629
Gross profit                                       959,635        652,321     2,705,259      1,917,393
Selling, general and administrative expenses       526,223        417,699     1,446,665      1,286,244
Merger-related professional fees                   436,729             --       518,965             --
Research and development expenses                  108,307        114,754       454,752        355,662

Operating income (loss)                           (121,799)       109,721       254,354        245,191
Other Expenses - litigation settlement                  --             --      (150,000)            --
Other Income - sale of building                    111,674             --       111,674             --

Provision for income taxes                             890         50,583       105,083        116,533
Net Income                                     $       182    $    65,006   $   139,066    $   145,564
Basic income per share                         $      0.00    $      0.01   $      0.02    $      0.02
Diluted income per share                       $      0.00    $      0.01   $      0.02    $      0.02

Common shares outstanding:
Basic                                            7,919,250      7,913,712     7,915,558      7,913,712
Diluted                                          8,071,672      7,994,955     8,000,895      7,979,467


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

Sales Highlights
Unaudited

Sales by Field

The table below sets forth total sales and sales by medical field of Valley
Forge's "Generators, Irrigators and Other Products" and "Disposable Products" for the three and nine months ended June 30, 2005 and 2004. Sales of "Generators, Irrigators and Other Products" in "Other fields" represent sales to Stryker Corporation, and sales of "Disposable Products" in "Other fields" represent sales to Boston Scientific Corporation and direct sales to hospitals.

                                                For the Three Months          For the Nine Months
                                                   Ended June 30,               Ended June 30,
                                            ---------------------------   ---------------------------
                                                2005           2004           2005           2004
                                            ------------   ------------   ------------   ------------
Generators, Irrigators and Other Products
-----------------------------------------
         Neurosurgery field                 $    904,770   $    503,852   $  2,122,702   $  1,552,478
         Dental field                             64,583         85,125        251,858        341,755
         Other fields                            150,000        120,000        937,500        135,000
                                            ------------   ------------   ------------   ------------
Total of all fields:                        $  1,119,353   $    708,977   $  3,312,060   $  2,029,233
                                            ============   ============   ============   ============

Disposable Products
-------------------
         Neurosurgery field                 $    480,484   $    508,306   $  1,338,857   $  1,313,030
         Dental field                             13,960         24,572         43,492         56,809
         Other fields                              2,240          1,963         15,476         30,218
                                            ------------   ------------   ------------   ------------
Total of all fields:                        $    496,684   $    534,841   $  1,399,825   $  1,400,057
                                            ============   ============   ============   ============

Sales by Customer

         The table below sets forth Valley Forge's sales to Codman & Shurtleff, Inc. and Stryker Corporation as a percentage of total sales for each of the periods set forth below.

                                                   For the Three                  For the Nine
                                                    Months Ended                  Months Ended
                                            ---------------------------   ---------------------------
                                               6/30/05       6/30/04        6/30/05         6/30/04
                                            ------------   ------------   ------------   ------------
Codman & Shurtleff, Inc.                         85%            82%            74%            84%
Stryker Corporation                              10%             9%            20%             4%

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IMPORTANT ADDITIONAL INFORMATION FILED OR TO BE FILED WITH THE SEC

As stated above, Valley Forge has filed with the SEC a registration statement on Form S-4 (Registration No. 333-125521) containing a preliminary joint proxy statement/prospectus regarding the proposed transaction. This material is not a substitute for the definitive joint proxy statement/prospectus that Valley Forge will file with the SEC in connection with the transaction. Investors and security holders are urged to read the definitive joint proxy statement/prospectus, which will contain important information including detailed risk factors, when it becomes available.

Investors and security holders will be able to obtain free copies of the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC by Valley Forge through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive joint proxy statement/prospectus (when available) and other documents filed with the SEC from Valley Forge by contacting Investor Relations for Valley Forge at 610-666-7500.

Valley Forge and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. The interests of Valley Forge's directors and executive officers in the solicitations with respect to the transaction will be more specifically set forth in the definitive joint proxy statement/prospectus to be filed with the SEC, which will be available free of charge as indicated above.

Forward-Looking Statements

Some statements in this announcement may be "forward-looking statements" for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: competitive, regulatory and market conditions; the performance of new products and the continued acceptance of current products in the marketplace; the execution of strategic initiatives and alliances; disruptions caused by Valley Forge moving its assembly and manufacturing facility; the market penetration by third parties who distribute and sell Valley Forge's products; Valley Forge's ability to maintain a sufficient supply of products; product liability claims; the uncertainties associated with intellectual property protection for these products; the possibility that the merger transaction with Synergetics will not close or that the closing will be delayed due to the regulatory review or other factors; the challenges and costs of combining the operations and personnel of Synergetics with Valley Forge; the ability to attract and retain highly qualified employees; competitive factors, including pricing pressures; reactions of customers of Valley Forge and Synergetics and end-users of their products and related risks of maintaining pre-existing relationships of Valley Forge and Synergetics; fluctuating current exchange rates; adverse changes in general economic or market conditions; other one-time events; and other important factors disclosed previously and from time to time in Valley Forge's filings with the SEC and in the Joint Proxy Statement/Prospectus filed by Valley Forge and Synergetics with the SEC. Therefore, the reader is cautioned not to rely on these forward-looking statements. Valley Forge disclaims any intent or obligation to update these forward-looking statements.

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